EXHIBIT 23.5

                           CONSENT OF LEVINE & LEVINE
                          CERTIFIED PUBLIC ACCOUNTANTS
                              INDEPENDENT AUDITORS

Smart Choice Automotive Group, Inc.
Titusville, Florida

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 20, 1997 (except for Note 15, as to which the date is April 10, 1997) relating to the Financial Statements of B&B Florida Enterprises, Inc., which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        /s/ LEVINE & LEVINE
                                        -------------------
                                        Levine & Levine

Jupiter, Florida
August 18, 1998